Exhibit No. 19
BuyersOnline.com, Inc.
Form 10-KSB/ 2000
File No. 0-26917

buyersonline             Agent Sales Division


               Non-Exclusive Sales Agency Agreement

The following terms and conditions will serve as the basis for a Non-Exclusive Agency Agreement between BuyersOnline, Inc. (hereafter referred to as the "Company") and____________ (hereafter referred to as "Agent"), located at________________________:

WHEREAS, the Company is in the business of providing various products and services; and, Agent desires to act on behalf of the Company to sell the Company's products and services utilizing e-commerce and other direct selling strategies; and, the parties have agreed to cooperate with each other under the terms and conditions contained below for the mutual benefit of the parties.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1. Appointment of Agent:

Company hereby appoints Agent as an independent contractor to market and sell the services and products of the Company. Services and products may be added or discontinued, at the sole discretion of the Company. For the purposes of this Agreement, "Agent" shall include Agent; it's officers, directors, shareholders, employees, dealers, etc.

2. The Obligations of the Company:

Company will pay Agent Commissions on customer accounts, once per month, in accordance with the terms designated in Section 11 and at the rates designated in the Commission Payment Addenda. Unless this Agreement is terminated for good cause (defined hereafter) Company's obligation to pay commissions shall continue in perpetuity for all customers signed as a result of Agent's marketing efforts, even after the termination of the Agreement, until such time that all customers choose to terminate their use of Company's services.

Company will provide all customers signed through Agent, and accepted by the Company, with complete provisioning, billing, customer service and collection services.

Company will provide Agent with appropriate sales and marketing information for any new services that the Company, at its sole discretion, might offer in the future.

Company will use reasonable efforts to maintain its overall network quality. The quality of products and services provided hereunder shall be consistent with telecommunications common carrier industry standard, government regulations and sound business practices. The Company makes no other warranties about the service provided hereunder, express or implied.

Company reserves the right to modify, alter, improve, change or discontinue any or all of the services and/or products during the term of this Agreement.

In no event will the Company be liable to Agent for any indirect, special, incidental or consequential losses or damages, including without limitation loss of revenue, loss of customers or clients, loss of goodwill or loss of profits arising, in any manner, from this Agreement and the performance or non-performance of obligations hereunder.

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3. The Obligations of Agent:

Agent will use its commercially reasonable best efforts to sell the Company's products and services to potential customers in Agent's market. Agent's market is defined as all geographical areas in which the Company offers service.

Agent  agrees  to  abide by all the terms and conditions  herein.
Agent agrees to use its best efforts to locate customers for the Company and to honestly and diligently perform its obligations hereunder.

Agent  agrees  to  not  create,  without  prior  written  Company
approval,   any  sales  presentations  or  collateral   materials
containing Company trademarks without prior written Company approval, which will not be unreasonably withheld.

In the performing this Agreement, Agent may have access to private or confidential information relating to the Company or the Company's customers, including but not limited to pricing, compensation/commission rates and fees, contract terms, business plans and strategies, intellectual assets, business processes, etc. Agent agrees that the confidential information will remain the exclusive property of the Company; that such material will not be copied, published or disclosed to others without the written permission of the Company; that such material will be used solely in the performance of the Agreement, and will be returned to the Company upon termination of this Agreement. Agent's obligation to keep confidential information confidential shall survive the termination of this Agreement.

Agent understands that at no time during the term of this Agreement, or for a period of one (1) year after the termination of the Agreement, and for as long as Agent continues to receive commission payments from the Company, may Agent knowingly solicit the telecommunications business, or any business competitive with Company products and services, of any of the customers of the Company in Agent's market. In the event that Agent or Agent's representatives shall become aware that a prospective customer is already a customer of Company, it shall be the obligation of Agent or Agent's representatives to immediately cease any and all contact with that customer with regard to any products or services that are competitive with Company. Upon notice of any such violation by its representatives or sub-representatives, Agent agrees to immediately notify the Company and use its best efforts to assist the Company in preventing further violations. Agent's obligation hereunder shall survive the termination of this Agreement.

Agent agrees that at no time during the term of this Agreement, or for a period of two (2) years after the termination of this Agreement, may Agent knowingly solicit, divert, take away or interfere with, either directly or indirectly, a current Employee of the Company; interfere with the contractual relation of any current salesperson or other current Employee of the Company or hire any current Employee of the Company. This restriction applies to Agent and any officer, director, employee, representative, sub-representative, partner, or shareholder of Agent. Upon notice of any such violation by its representatives or sub-representatives, Agent agrees to immediately notify

Company and use its best efforts to assist Company in preventing further violations. Agent's obligation hereunder shall survive the termination of this Agreement.

4. Agent as an Independent Contractor:

For the purposes of this Agreement, Agent is deemed to be an independent contractor and that nothing contained herein or any document executed in connection herewith shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of employer and employee, partnership, or joint venture between the parties. The parties hereby declare and acknowledge that the relationship existing is one of an Independent Agent.

All sums paid to Agent are gross sums being paid to Agent as an Agent and not as an employee of the Company. Agent hereby acknowledges that neither it nor its employees shall have the right of entitlement in or to any of the unemployment, workers' compensation, health, pension, retirement or other benefit programs now or hereafter available to Company employees. Any and all sums subject to taxation, deductions, withholding and/or payment under any applicable state, federal or municipal laws or union or professional guild regulations shall be Independent Agent's sole responsibility.

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5. Agent's Right to Designate Affiliates:

It is agreed Agent may, at Agent's discretion, designate Affiliates to sell the Company's services on behalf of Agent. It is the responsibility of Agent to ensure that each Affiliate has complete knowledge of and adheres to all mutual covenants and conditions contained in this Agreement. Furthermore, in the event Agent does designate Affiliates, it shall be Agent's responsibility to pay said Affiliates.

6. Indemnification:

Agent agrees to conduct its business in a lawful, ethical, and moral manner and will exercise reasonable commercial efforts to operate in compliance with all laws, rules, regulations, orders and opinions of the Federal Communications Commission, the Federal Trade Commission, and regulatory and consumer agencies of the various states; and to hold Company harmless, defend and indemnify Company and its officers, directors, employees, and servants from and against any and all claims, damages, losses, injuries, causes of action, demands and expenses, including reasonable legal fees and expenses (including costs on appeal), of whatever kind and nature directly or indirectly arising out of or on account of or resulting from the Agent's activities, or the activities of his/her employees, Agents or sub-representatives which are not required by the express, specific and explicit written terms of this Agreement, or out of the Agent's failure, or the failure of his/her employees, Agents or sub-
representatives  to  comply  with  the  obligations  under   this
Agreement.

7. Term and Termination:

This Agreement shall continue in full force and effect for a term of  two (2) years from the date hereof and shall continue in full
force  and  effect  for  successive  periods  of  one  (1)   year
thereafter unless terminated as follows:

by either party by the giving of notice in writing by certified mail return-receipt requested at least thirty (30) days prior to the expiration of any period;
by Company immediately and with notice to the Agent for cause. The term "cause" as used in this Agreement shall include but shall not necessarily be limited to the following conduct by the
Agent:

* false representations, reports or claims made to Company or to any third party (including end-users) in connection with this Agreement, the services of Company or Company as a whole;
*    breach  of  fiduciary  duty  involving  Company's  financial interest, i.e. divulging pricing, compensation plans, contract terms, and other inside information that Agent may become privy to;
* actions subversive to Company business processes, methods, or systems, including but not limited to false or misleading representations on or interference with customer applications, third-party verification processes, commissions, etc.;
* conduct disloyal to Company including conduct which is disparaging or tends to hold Company or its services up to ridicule in the marketplace;
     failure to perform obligations stated in Section 3;
* negligent or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) by its officers or final cease-and-desist order;
* attempts to assign this Agreement or any of Agent's duties under this Agreement to another party without approval from Company, which approval shall not be unreasonably withheld; and
*    material breach of any provision of this Agreement.

Agent shall have the right to cure any claim within thirty (30) days from the date written notice is received. However, if Agent cannot cure a claim from Company after thirty (30) days, then this Agreement shall be terminated immediately. The termination of this Agreement in any manner shall not impair the rights or obligations of either party which may survive the termination of this Agreement.

8. Solicitation and Acceptance of Orders:

Agent shall not make any representation regarding the Company's services and/or products other than those authorized by the Company. Agent shall sell only the pricing plans approved by Company and provided to Agent by

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Company. Agent acknowledges that
it shall not be entitled to a commission on the sale of any service or product not approved by Company.

All orders shall be forwarded to the Company (in a form and manner mutually agreeable to both parties) for acceptance. No order shall constitute a binding obligation upon the Company until it is accepted by the Company, at Company's sole discretion.

Agent will be assigned an Agent Identification Number ("AIN") which will become Company's method for identifying Agent's sales.
Agent shall include this number on all orders. Orders will not be accepted without Agent's assigned Company AIN.

At any time and without prior notice, Company reserves the right to refuse new requests for service from Agent when, in Company's sole discretion, Company determines that any of the following have or may occur:

Company's network capacity becomes over-burdened or constrained;

Company's order provisioning service becomes inoperable; or Company, or its affiliates, causes a disruption in service or makes it impossible for Company to carry out its marketing plans.

9. Covenant Not to Compete:

Agent recognizes and agrees that it will receive unique product, service and customer knowledge from the Company which it did not previously possess. As consideration for the disclosure of confidential information now and in the future, together with the commissions and other compensation provided to Agent, Agent agrees that during the term of this Agreement, and for a period of one (1) year after the termination of this Agreement, not to induce, influence, or suggest to any Company customer referred to Company by Agent or Agent's representatives that the Services provided by the Company to customer be changed to another provider (of products and services competitive to Company). Agent shall not knowingly permit its representatives or Affiliates to violate this covenant. Upon notice of any such violation by its representatives or Agent's Affiliates, Agent agrees to immediately notify Company and use its best efforts to assist Company in preventing further violations. In the event a customer requests to removed from Company-provided services for reasons related to quality of service, the Agent may notify Company in writing of such and request permission to remove said customer from Company services, which permission will not be unreasonably withheld.

A customer of the Company using the services of the Company is the sole property of the Company for the purpose of services provided by Company. Agent agrees not to use any organizational reports, customer lists, customer profiles, identity of customer's representatives, customer's needs, pricing, and/or promotional materials, or any other information to compete with the Company directly or indirectly with regard to the services provided by Company. Agent agrees not to reveal, divulge, make known, sell, exchange, give away, or transfer in any way a list of subscribers or use any information or divulge any trade secrets to any third parties, which knowledge was acquired during the term of this agreement.

10. Channel Conflicts:

In order to avoid conflicts, both parties agree that once any potential customer has met with a representative of either the Company or the Agent, the other party shall be obligated to desist from any and all contact with that potential customer for a period of two (2) months from the date the potential customer was contacted by the other party. This restriction only applies to the solicitation of products and services that are competitive with Company.

11. Commissions:

Agent shall be paid commissions by the Company in compliance with the Commission Payment Addendum, attached hereto. Unless this Agreement is terminated for cause, Agent shall receive the applicable commission as designated in the Commission Payment Addenda for as long as the customer retains applicable Company services. Commissions will be calculated and paid on toll-billed revenue approximately 30 days after the bills are mailed on customer accounts that have not been referred for collection. In the event that a charge-back is levied against Agent,

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the charge-
back  will not exceed the amount of commission paid to  Agent  on
the   account(s)   for  which  bills  remain   unpaid   (overpaid
commissions). If for any reason a customer is referred to a third-party collection agency, Agent will immediately cease earning commissions for that customer whether or not said collection agency is successful in securing payment. If Company elects to reinstate customer subsequent to any collections activities, commissions to Agent for said customer shall recommence at that time.

12.  Continuation of Agreement Upon Sale or Transfer ("Evergreen"
Clause):

In the event Company is sold to a third party, is merged into or combined with another company, or sells all or part of its customer accounts during the term of this Agreement, the terms and conditions of this Agreement shall remain in full force and effect and shall inure to the purchaser of said customer accounts or the company acquiring Company or resulting from the combination or merger with Company whether or not the liabilities of Company are excluded from the sale or merger, unless otherwise terminated in writing with the mutual consent of both Company and Agent.

13. Legal Formalities:

Both parties hereto agree to comply with all applicable federal, state and local laws. By signing this Agreement, both parties acknowledge that they understand that Title 18 of the United States Code prohibits fraud by wire, including, but not limited to, illegal use of services such as telephone or telegraph, and that using such service facilities with intent to commit fraud is a federal offense.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws of the State of Utah. Accordingly, the terms of this Agreement are determined to be severable, and if any particular portion is determined to be invalid or unenforceable, such determination shall only apply to that portion of this Agreement, and the balance of this Agreement shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applying thereto.

No breach of this Agreement shall be deemed waived unless expressly waived in writing by the party charged with such waiver. The waiver by the Company of a breach of any provision of this Agreement shall not be construed as a waiver by the Company of any subsequent breach. No waiver of any breach or violation hereof shall be implied from failure by the Company to take action.

Agent agrees that damages cannot reasonably compensate the Company in the event of a violation of the covenants set forth in this Agreement, and that it would be difficult to ascertain the lost profits which would be suffered and that, by reason thereof, injunctive relief would be essential for the protection of the Company. Accordingly, Agent hereby agrees that in the event of any such breach, the Company may seek and obtain such injunctive relief without proving damages or posting a bond in order to prevent a continued violation of the terms of this Agreement Agent, therefore, agrees that the Company may apply for a temporary restraining order and temporary and permanent injunctions against the Agent without advance notice to Agent. The foregoing shall not limit the Company in the pursuit of other remedies. Agent further agrees that in the event the Company is compelled to seek legal redress for the breach of Agent's obligations hereunder, and the Company is successful in obtaining the injunction and/or damages or otherwise, Agent will additionally be liable to the Company for all attorney's fees and costs of the suit.

Neither  party  will  be  liable  for  failure  to  perform   its
obligations hereunder due to causes beyond its control, including damage to equipment; acts of God; laws or requirements of any government; or national emergencies.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and its representatives, successors and/or assigns. Agent shall not have the right to assign this Agreement to any other party without the express written consent of the Company. Any modification to this Agreement must be in writing.

This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Utah, without regard for its conflicts of laws rules. The parties hereby submit to the exclusive jurisdiction of the courts for the State of Utah, in and for the County of Salt Lake, and the United States District Court for the purpose of construing and enforcing this Agreement.

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In  the event of any litigation arising under or related to  this
Agreement, the prevailing party shall be entitled to recover all attorneys fees incurred, including attorneys' fees incurred on appeal.

     This Agreement contains the full understanding of the parties.


          (Agent)                            (BuyersOnline)

By:___________________________________       By:___________________________


Title:__________________________________     Title:__________________________

Agency:________________________________      Company: BuyersOnline, Inc.

Date Signed:_____________________________    Date Signed:____________________

Checks Payable To:_______________________

SSN/Fed Tax ID:__________________________

Email:___________________________________

Phone:__________________________________

Agent ID:_____________ (Assigned by Company)

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